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                                                                    Exhibit 12.1




                                Duane Reade Inc.
               Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)



                                                                                    Fiscal Year
                                                          -------------------------------------------------------------------
                                                            1994           1995           1996          1997          1998
                                                          -------------------------------------------------------------------
Pre-tax income (loss) before extraordinary items          $(16,438)      $(18,058)      $(17,854)     $(14,714)      $16,787

Fixed Charges:

     Capitalized Interest                                      192            847                                        350
     Interest expense and amortization of deferred
           financing costs on all indebtedness              27,480         30,224         32,396        34,473        25,612
     Rentals: operating leases - 1/3                         5,791          7,568          8,140         8,862        13,271
                                                          --------       --------       --------      --------       -------
         Total Fixed Charges                                33,463         38,639         40,536        43,335        39,233
                                                          --------       --------       --------      --------       -------
Earnings before income taxes, extraordinary
    items and fixed charges                                 17,025         20,581         22,682        28,621        58,020
    Less: interest capitalized during the period              (192)          (847)                                      (350)
                                                          --------       --------       --------      --------       -------
Earnings (loss) before income taxes, extraordinary
    items and adjusted fixed charges                        16,833         19,734         22,682        28,621        57,670
                                                          --------       --------       --------      --------       -------
Ratio of earnings to fixed charges                           (A)            (A)            (A)           (A)            1.47
                                                          ========       ========       ========      ========       =======



                                                              13 Weeks Ended
                                                         --------------------------
                                                         March 28,        March 27,
                                                           1998            1999
                                                         --------         ---------
Pre-tax income (loss) before extraordinary items           $(955)          2,513

Fixed Charges:

     Capitalized Interest                                                    100
     Interest expense and amortization of deferred
           financing costs on all indebtedness             7,238           6,780
     Rentals: operating leases - 1/3                       2,431           4,654
                                                         -------         -------
         Total Fixed Charges                               9,689          11,534
                                                         -------         -------
Earnings before income taxes, extraordinary
    items and fixed charges                                8,714          14,047
    Less: interest capitalized during the period                            (100)
                                                         -------         -------
Earnings (loss) before income taxes, extraordinary
    items and adjusted fixed charges                       8,714          13,847
                                                         -------         -------
Ratio of earnings to fixed charges                          (A)             1.21
                                                         =======         =======



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(A)  As a result of the loss incurred in the fiscal years 1994, 1995, 1996 and 1997, the Company was unable to fully cover the indicated fixed charges.